    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 2001
                                               REGISTRATION NO. 333-____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               ------------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------

                         SCICLONE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                               ------------------

            CALIFORNIA                                 94-3116852
  (State or other jurisdiction of                    (IRS Employer
   incorporation or organization)                  Identification No.)

                    901 MARINER'S ISLAND BOULEVARD, SUITE 205
                           SAN MATEO, CALIFORNIA 94404

                                 (650) 358-3456

                    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ------------------

                               RICHARD A. WALDRON
                             CHIEF FINANCIAL OFFICER

                         SCICLONE PHARMACEUTICALS, INC.

                    901 MARINER'S ISLAND BOULEVARD, SUITE 205
                           SAN MATEO, CALIFORNIA 94404
                                 (650) 358-3456
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             J. HOWARD CLOWES, ESQ.
                        Gray Cary Ware & Freidenrich LLP
                         139 Townsend Street, Suite 400
                          San Francisco, CA 94107-1922
                                 (415) 836-2500

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                             PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING        AMOUNT OF
       TO BE REGISTERED               REGISTERED (1)(2)     SECURITY (1)(2)(3)       PRICE (1)(2)(3)      REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
 Common Stock, no par value (4)
--------------------------------------------------------------------------------------------------------------------------
Preferred Stock, no par value (5)
--------------------------------------------------------------------------------------------------------------------------
        Debt Securities
--------------------------------------------------------------------------------------------------------------------------
           Warrants
--------------------------------------------------------------------------------------------------------------------------
             Total                      $20,000,000                100%                $20,000,000            $5,000
==========================================================================================================================

       (1) There are being registered under this Registration Statement an indeterminate number of shares of our common stock and preferred stock, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and such indeterminate principal amount of our debt securities, that shall have an aggregate initial offering price not to exceed $20,000,000. If any debt securities are issued at an original issue discount by us, then the securities registered shall include such additional debt securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this Registration Statement will equal $20,000,000. Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per unit will be determined from time to time by us in connection with, and at the time of, the issuance by us of the securities registered under this Registration Statement.

       (2) We have not specified, with respect to each class of securities to be registered, the Amount to Be Registered, Proposed Maximum Offering Price Per Security and Proposed Maximum Aggregate Offering Price pursuant to General Instruction II.D to Form S-3.

       (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. No separate consideration will be received for any securities registered hereunder that are issued upon exercise, conversion or exchange of debt securities or preferred stock registered hereunder.

       (4) Including such indeterminate number of shares of common stock as may from time to time be issued upon exercise, conversion or exchange of debt securities or preferred stock registered hereunder, to the extent any of such debt securities or shares of preferred stock are, by their terms, convertible into common stock.

       (5) Including such indeterminate amounts and numbers of common stock, preferred stock, and debt securities as may from time to time be issued upon exercise, conversion or exchange of preferred stock or debt securities that provide for conversion or exchange or exercise of warrants or pursuant to the antidilution provisions of any such securities.

                              --------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITYHOLDER MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
================================================================================

                SUBJECT TO COMPLETION, DATED NOVEMBER 5, 2001

PRELIMINARY PROSPECTUS

                                   $20,000,000

                         [SCICLONE PHARMACEUTICALS LOGO]

                                  COMMON STOCK
                                 PREFERRED STOCK
                                 DEBT SECURITIES
                                    WARRANTS

       We may offer and sell from time to time, in one or more offerings, any combination of our common stock, preferred stock, debt securities or warrants having an aggregate offering price of up to $20,000,000. The debt securities may be either senior debt securities or subordinated debt securities.

       This prospectus will describe the general terms of the securities and the general manner is which we will offer the securities. Each time we sell securities, we will provide a supplement to this prospectus. The prospectus supplement will inform you about the specific terms of an offering by us and may also add, update or change information contained in this document. You should read this prospectus and any prospectus supplement carefully before you decide to invest in our securities.

       We may sell these securities to or through underwriters and also to other purchasers or through agents or dealers. The names of the underwriters will be set forth in a prospectus supplement.

       Our common stock trades on the Nasdaq National Market under the symbol "SCLN." On November 2, 2001, the reported last sale price of our common stock in the Nasdaq National Market was $2.96 per share.

       SEE "RISK FACTORS" ON PAGES 3 TO 12 FOR FACTORS THAT SHOULD BE CONSIDERED BEFORE INVESTING IN THE SHARES OF SCICLONE.

                             ----------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is __________, 2001.

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
ABOUT THIS PROSPECTUS..................................................     1

SCICLONE PHARMACEUTICALS, INC..........................................     1

RECENT DEVELOPMENTS....................................................     2

WHERE YOU CAN FIND ADDITIONAL INFORMATION..............................     2

INFORMATION INCORPORATED BY REFERENCE..................................     2

FORWARD LOOKING INFORMATION............................................     3

RISK FACTORS...........................................................     3

USE OF PROCEEDS........................................................    12

RATIO OF EARNINGS TO FIXED CHARGES.....................................    12

THE SECURITIES WE MAY OFFER............................................    12

DESCRIPTION OF CAPITAL STOCK...........................................    13

DESCRIPTION OF DEBT SECURITIES.........................................    15

DESCRIPTION OF WARRANTS................................................    23

PLAN OF DISTRIBUTION...................................................    26

LEGAL MATTERS..........................................................    27

EXPERTS................................................................    27


       You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, these securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the securities.

                              ABOUT THIS PROSPECTUS

       This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. The maximum aggregate dollar amount of securities that may be offered and sold by us under this prospectus is $20,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell our securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. For a more complete understanding of the securities, you should refer to our registration statement on Form S-3, of which this prospectus is a part, including its exhibits, together with any information incorporated by reference. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus.

       We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement as if we had authorized it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of any offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume this prospectus or any prospectus supplement is correct on any date after their respective dates, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. References in this prospectus and any accompanying prospectus supplement to the terms "we," "us," or "SciClone" or other similar terms refer to SciClone Pharmaceuticals, Inc. unless we state or the context indicates otherwise.

                         SCICLONE PHARMACEUTICALS, INC.

       We are a specialty drug company founded to commercialize pharmaceutical or biological therapeutic compounds that are in-licensed at the stage of late pre-clinical or early clinical development. Our overall strategy has been to minimize financial risk and dependence upon the capital markets by focusing on our core strengths of clinical development, registration and sales to build an operating business -- with key elements including licensing, collaborations, outsourcing and product development.

       SciClone's strategic goal, based on the broad therapeutic promise of our lead drug ZADAXIN, is to become the preeminent provider of immune system enhancers, or ISEs, as critical components of combination drug therapies for infectious diseases and cancer. Other drugs in our pipeline are intended to protect and expand this franchise, and to address the protein-based disorder that causes cystic fibrosis.

       Currently, our primary objective is to successfully manage and complete our already initiated ZADAXIN regulatory and clinical phase 3 program and to obtain the approval of the Food and Drug Administration to commercially sell ZADAXIN in the U.S., the world's largest pharmaceutical market. While we have obtained ZADAXIN marketing approvals in 25 countries overseas for hepatitis B, hepatitis C, certain cancers and as an influenza vaccine adjuvant, SciClone's clinical development strategy has been to focus on hepatitis C as the first indication for commercial registration of ZADAXIN in the U.S.

       We were incorporated in the State of California in 1990. Our principal executive offices are located at 901 Mariner's Island Boulevard, Suite 205, San Mateo, California 94404. Our telephone number is (650) 358-3456.

                               RECENT DEVELOPMENTS

       In September 2001, we received a lump sum payment equal to $3.225 million in full satisfaction of an outstanding promissory note, and all claims related to the promissory note were resolved in connection with such payment. The promissory note represented the balance of principal and interest on a loan to the holder that had been previously written off in a non-cash charge to earnings in the fourth quarter of 1998. We will recognize the amount of the net payment as other non-operating income for the quarterly period ending September 30, 2001.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

       We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended. We file reports, proxy statements, and other information with the SEC to comply with the Exchange Act. These reports, proxy statements, and other information can be inspected and copied on the Internet at http://www.sec.gov; at the SEC's regional offices at:
500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 to obtain information regarding the operation of the Public Reference Room. Reports, proxy statements, and other information concerning our company also may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                      INFORMATION INCORPORATED BY REFERENCE

       The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Any information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any additional documents we file with the SEC. This registration statement incorporates by reference the documents listed below that we have previously filed with the Securities and Exchange Commission. They contain important information about us and our financial condition.

       The following documents filed with the SEC are incorporated by reference into this prospectus:

       -      our Annual Report on Form 10-K for the year ended December 31,
              2000;

       - our Definitive Proxy Statement relating to the Annual Meeting of Stockholders held on May 31, 2001;

       - our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

       - our Current Reports on Form 8-K filed with the SEC on September 17, 2001 and September 21, 2001; and

       - the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 31, 1992, including any amendment or report filed for the purpose of updating such description.

       All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities contemplated by this prospectus shall be deemed to be incorporated by reference in this prospectus. Those documents shall be considered to be a part of this prospectus from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for all purposes of this prospectus and the registration statement to the extent that a statement contained in this prospectus, in any document incorporated by reference or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

       We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any and all of the documents referred to above which have been or may be incorporated in this prospectus by reference and were not delivered with this prospectus. We will not deliver exhibits to such documents, unless such exhibits are specifically incorporated by reference. We will provide this information upon written or oral request by a person to whom we delivered a copy of the prospectus. Requests for such copies should be directed to our principal executive offices located at 901 Mariner's Island Boulevard, Suite 205, San Mateo, California 94404, Attention: Secretary. Our general telephone number is
(650) 358-3456.

                           FORWARD LOOKING INFORMATION

       Some of the information in this prospectus, including the following risk factors section, any prospectus supplement and the documents we incorporate by reference in this prospectus and any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding SciClone's expectations, beliefs, intentions, and other events or future strategies that are signified by the words "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of such terms and other comparable terminology. Actual results could differ materially from those projected in the forward looking statements.

       We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors listed below, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, operating results, and financial condition.

                                  RISK FACTORS

       You should carefully consider the risks described below, in addition to the other information in this prospectus, before purchasing shares of our common stock. Each of these risk factors could adversely affect our business, financial condition, and operating results as well as adversely affect the value of an investment in our common stock.

IF WE FAIL TO SATISFY AND COMPLY WITH GOVERNMENTAL REGULATIONS OR IF GOVERNMENT REGULATIONS CHANGE, OUR BUSINESS WILL SUFFER.

       All new drugs, including our products, which have been developed or are under development, are subject to extensive and rigorous regulation by the FDA, and comparable agencies in state and local jurisdictions and in foreign countries. These regulations govern, among other things, the development, testing, manufacturing, labeling, storage, pre-market approval, importation, advertising, promotion, sale and distribution of our products. These regulations change from time to time and new regulations may be adopted. For example, in prior years, legislation has been introduced in the U.S. Congress that would restrict the duration of the marketing exclusivity of an orphan drug. There can be no assurances that this type of legislation will not be reintroduced and passed into law, or that the benefits of the existing statute will remain in effect. Our failure to satisfy and comply with regulations adopted by the FDA, and comparable agencies in state and local jurisdictions and in foreign countries, may delay or stop approval of our drugs. In particular, such failure can, among other things, result in warning letters, fines, suspensions of regulatory approvals, product recalls or seizures, operating restrictions, injunctions, total or partial suspension of production, civil penalties, and criminal prosecutions. Furthermore, additional government regulation may be established or imposed by legislation or otherwise, which could prevent or delay regulatory approval of ZADAXIN, CPX or any of our other future products. Adverse events related to our products in any of our existing or future markets could cause regulatory authorities to withdraw market approval for such products, if any, or prevent us from receiving market approval in the future.

       Satisfaction of government regulations may take several years and the time needed to satisfy them varies substantially, based on the type, complexity and novelty of the pharmaceutical product. As a result, government regulation may cause us to delay the introduction of, or prevent us from marketing, our existing or potential products for a considerable period of time and to impose costly procedures upon our activities. If regulatory approval of our products is granted, such approval may impose limitations on the indicated uses for which our products may be marketed. The pegylated interferon we will use in our phase 3 program in the U.S. has not yet been approved by the FDA. If this pegylated interferon is not approved by the FDA, we would need to conduct an additional trial with an approved form, resulting in additional delays and expenses.

IF WE FAIL TO OBTAIN REGULATORY APPROVALS FOR OUR PRODUCTS IN COUNTRIES WHERE WE HAVE TARGETED REGULATORY APPROVAL, WE MAY NOT BE ABLE TO SUSTAIN OR INCREASE OUR REVENUES AND OUR STOCK PRICE MAY DECLINE.

       The research, preclinical and clinical development, manufacturing, marketing and sale of ZADAXIN, CPX and our other drug candidates are subject to extensive regulation by governmental authorities. ZADAXIN, CPX and any other products we may sell in countries outside the U.S. must be approved by the foreign counterparts of the FDA before they can be sold in any jurisdiction. Obtaining regulatory approval is time-consuming and expensive. In some countries where we are contemplating marketing and selling ZADAXIN, the regulatory approval process for drugs that have not been previously approved in countries with established clinical trial review procedures is uncertain, and this may delay the grant of regulatory approvals for ZADAXIN. In addition, to secure these regulatory approvals for ZADAXIN and CPX, we will need, among other things, to demonstrate favorable results from additional clinical trials of ZADAXIN and the safety and efficacy of CPX as a treatment for cystic fibrosis in preclinical and clinical trials. There can be no assurance that we will ultimately obtain regulatory approvals in our targeted countries in a timely and cost-effective manner or at all. Our failure to obtain the required regulatory approvals so that we can develop, market and sell our products in countries where we currently do not have such rights may limit our revenues.

       Even if we are able to complete the clinical trials we have sponsored or are planning relating to ZADAXIN and CPX in a timely or cost-effective manner, these trials may not fulfill the applicable regulatory approval criteria, in which case we will not be able to obtain regulatory approvals in these countries. Failure to obtain additional regulatory approvals will harm our operating results. In addition, adverse results that occur in our clinical trials could result in restrictions on the use of ZADAXIN and, if approved, CPX.

OUR PHASE 3 PROGRAM IN THE U.S. FOR THE APPROVAL OF ZADAXIN IN COMBINATION WITH PEGYLATED INTERFERON FOR THE TREATMENT OF HEPATITIS C MAY FAIL, WHICH WILL HURT OUR BUSINESS.

       We conservatively designed a phase 3 study program based on the use of ZADAXIN in combination with pegylated interferon. There can be no assurances that the results from our previous phase 2 and phase 3 hepatitis C studies which enabled us to produce this design will carryover to the trials involving a combination of ZADAXIN and pegylated interferon. The independent use of the pegylated form of interferon may perform better than anticipated. If that results, our efforts to market and sell ZADAXIN in combination with pegylated interferon will be impaired.

WE MAY NOT BE ABLE TO SUCCESSFULLY DEVELOP OR COMMERCIALIZE OUR PRODUCTS.

       Many of our products are in the development stage and will require the commitment of substantial resources, devoted to extensive research, development, preclinical testing, clinical trials, manufacturing scale-up and regulatory approval prior to being ready for sale. We cannot assure you that commercially viable products will result from these efforts. We face significant technological risks inherent in developing these products. We may also abandon some or all of our proposed products before they become commercially viable. If any of our products, even if developed and approved, cannot be successfully commercialized in a timely manner, our business will be harmed and the price of our stock may decline.

       We have not yet sold any product other than ZADAXIN. Our future revenue growth depends on increased market acceptance and commercialization of ZADAXIN in additional countries, particularly in the U.S., Europe and Japan. If we fail to successfully market ZADAXIN, or if we cannot commercialize this drug in the U.S. and other additional markets, our revenue and operating results will suffer. Our future revenue will also depend in part on our ability to develop other commercially viable and accepted products. Market acceptance of our products will depend on many factors, including our ability to:

       - convince prospective customers and prospective strategic partners that our products are an attractive alternative to other treatments and therapies; and

       - manufacture products in sufficient quantities with acceptable quality and at an acceptable cost.

WE WILL NEED TO OBTAIN ADDITIONAL CAPITAL TO SUPPORT OUR LONG-TERM PRODUCT DEVELOPMENT AND COMMERCIALIZATION PROGRAMS.

       Our ability to achieve and sustain operating profitability depends in large part on our ability to:

       - commence, execute and complete clinical programs for, and obtain additional regulatory approvals for, ZADAXIN, CPX, and/or future products, particularly in the U.S., Europe and Japan;

       -      increase ZADAXIN sales in existing markets; and

       -      launch ZADAXIN in new markets.

       We cannot assure you that we will ever achieve significant levels of sales or that we will receive additional ZADAXIN market approvals.

       Our current sales levels of ZADAXIN are not expected to generate all the funds we anticipate will be needed to support our current plans for product development including our U.S. phase 3 clinical trials for ZADAXIN. We will need to obtain additional financing to support our long-term product development and commercialization programs. We may seek additional funds through public and private stock offerings, arrangements with corporate partners, borrowings under lease lines of credit or other sources. If we cannot raise the necessary funds, we will have to reduce our capital expenditures, scale back our development of new products, reduce our workforce and out-license to others products or technologies that we otherwise would seek to commercialize ourselves.

       The amount of capital we need will depend on many factors, including:

       - the timing, location, scope and results of ongoing and planned preclinical studies and clinical trials;

       - the cost of manufacturing or obtaining preclinical and clinical materials;

       - the timing and cost involved in applying for and obtaining FDA and international regulatory approvals;

       - whether we elect to establish additional partnering arrangements for development, sales, manufacturing, and marketing of our products;

       -      the level of future ZADAXIN sales;

       -      expense levels for our international sales and marketing efforts;

       - our ability to establish and maintain strategic arrangements for development, sales, manufacturing and marketing of our products;

       -      competing technological and market developments;

       - the costs involved in filing, prosecuting and enforcing patent claims; and

       - whether any or all of our outstanding common stock warrants are exercised and the timing and amount of these exercises.

       Many of the foregoing factors are not within our control. If we need to raise additional funds and such funds are not available on reasonable terms, we may be required to delay or cancel our product development and commercialization programs. Any additional equity financing will be dilutive to shareholders, and any debt financing, if available, may include restrictive covenants.

WE HAVE A HISTORY OF OPERATING LOSSES AND AN ACCUMULATED DEFICIT. WE EXPECT TO CONTINUE TO INCUR LOSSES IN THE NEAR TERM AND MAY NEVER ACHIEVE PROFITABILITY.

       We have experienced significant operating losses since our inception and as of June 30, 2001, we had an accumulated deficit of $121,090,000. We expect our operating expenses to increase over the next several years as we plan to dedicate substantially all of our resources to expanding our development, testing and marketing capabilities, particularly in the U.S. Accordingly, we may never achieve profitability. Our failure to achieve profitability may cause our stock price to decline.

WE ARE DEPENDENT ON THE SALE OF ZADAXIN IN FOREIGN COUNTRIES, PARTICULARLY CHINA, AND IF WE EXPERIENCE DIFFICULTIES IN OUR FOREIGN SALES EFFORTS, OUR FINANCIAL CONDITION WILL BE HARMED.

       Our financial condition in the near term is highly dependent on the sale of ZADAXIN in foreign countries. If we experience difficulties in our foreign sales efforts, our business will suffer and our financial condition will be harmed. Substantially all of our ZADAXIN sales are to customers in the People's Republic of China. Sales of ZADAXIN in China may be limited due to its low average income, poorly developed infrastructure and existing and potential competition from other products, possibly including generics. China uses a tiered method to import and distribute finished pharmaceutical products. At each port of entry, and prior to moving the product forward to the distributors, government licensed importing agents must process and evaluate each shipment to determine whether such shipment satisfies China's quality assurance requirements. In order to efficiently manage this process, the importing agents place relatively few orders from time to time over any six month period and each order is typically for large quantities. Therefore, our sales to an importing agent can vary substantially from quarter to quarter depending on the size and timing of the orders, which may cause our quarterly results to fluctuate. Because we primarily use only two importers in China, our account receivable from any one importer is material and if we were unable to collect receivables from any importer, our business and cash flow would be adversely affected, at least in the short term.

        In addition, our ZADAXIN sales and operations in China and other parts of Asia, as well as in Latin America and the Middle East, are subject to a number of risks, including:

       - difficulties and delays in obtaining pricing approvals and reimbursement;

       -      difficulties and delays in obtaining product health registration;

       -      difficulties and delays in obtaining importation permits;

       -      unexpected changes in regulatory requirements;

       -      difficulties in staffing and managing foreign operations;

       -      long payment cycles;

       -      difficulties in accounts receivable collection;

       -      difficulties in enforcing our proprietary rights;

       - currency fluctuations; adverse or deteriorating economic conditions; and

       -      potential adverse tax consequences.

       We do not have product sales in the U.S. with which to offset any decrease in our revenue from ZADAXIN sales in Asia, Latin America and the Middle East. In addition, some countries in these regions regulate pharmaceutical prices and pharmaceutical importation. These regulations may reduce prices for ZADAXIN to levels significantly below those that would prevail in an unregulated market, limit the volume of product which may be imported and sold, or place high import duties on the product, any of which may limit the growth of our revenues or cause them to decline.

WE HAVE LIMITED SALES, MARKETING AND DISTRIBUTION CAPABILITIES, WHICH MAY ADVERSELY AFFECT OUR ABILITY TO SUCCESSFULLY COMMERCIALIZE OUR PRODUCTS.

       We currently have limited sales, marketing and distribution capabilities, and we anticipate that we will be relying on third-party collaborators to sell, market and distribute our products for the foreseeable future. If our arrangements with these third parties are not successful, or if we are unable to enter into additional third-party arrangements, we may need to substantially expand our sales, marketing and distribution force. Our efforts to expand may not succeed, or we may lack sufficient resources to expand in a timely manner, either of which will harm our operating results. In addition, if we are able to further expand our sales, marketing and distribution capabilities, we will begin competing with other companies that have experienced and well funded operations. If we cannot successfully compete with these larger companies, our revenues may not grow and our business may suffer.

IF WE ARE NOT ABLE TO ESTABLISH AND MAINTAIN ADEQUATE MANUFACTURING AND SUPPLY RELATIONSHIPS, THE DEVELOPMENT AND SALE OF OUR PRODUCTS COULD BE IMPAIRED.

       To be successful, our products must be manufactured in commercial quantities, in compliance with regulatory requirements and at an acceptable cost. We may not be able to maintain the long-term manufacturing relationships we currently have with our suppliers of ZADAXIN and CPX. Manufacturing interruptions could significantly delay clinical development of potential products and reduce third-party or clinical researcher interest and support of proposed trials. These interruptions could also impede commercialization of our products, including sales of ZADAXIN in approved markets, and impair our competitive position. Any of these developments would harm our business.

       In some countries, a manufacturing change may require additional regulatory approvals. If we do not obtain the required regulatory approvals for a manufacturing change in a timely fashion, new ZADAXIN marketing approvals may be delayed or sales may be interrupted until the manufacturing change is approved. Either of these results will hurt our business.

       In addition, manufacturing, supply and quality control problems may arise as we, either alone or with subcontractors, attempt to scale-up our manufacturing procedures. We may not be able to scale-up in a timely manner or at a commercially reasonable cost, either of which could cause delays or pose a threat to the ultimate commercialization of our products and harm us.

IF WE DO NOT OBTAIN RIGHTS TO ADDITIONAL PRODUCTS FROM THIRD PARTIES, OUR PROSPECTS FOR FUTURE REVENUE MAY DECLINE.

       We are only actively pursuing clinical development of ZADAXIN and CPX at this time. If we do not advance SCV-07 and DAX, the other products to which we have in-licensed rights, from preclinical into clinical development we may lose the rights to these products. We may also have a shortage of drugs to develop and commercialize if we do not license or otherwise acquire rights to additional drugs. Any shortage in the number of drugs that we are able to develop and commercialize may reduce our prospects for future revenue.

COMMERCIALIZATION OF SOME OF OUR PRODUCTS DEPENDS ON COLLABORATIONS WITH OTHERS. IF OUR COLLABORATORS ARE NOT SUCCESSFUL, OR IF WE ARE UNABLE TO FIND FUTURE COLLABORATORS, WE MAY NOT BE ABLE TO PROPERLY DEVELOP AND COMMERCIALIZE OUR PRODUCTS.

       We depend in part on our distributors and business partners to develop and/or promote our drugs, and if they are not successful in their efforts or fail to do so, our business will suffer. We generally do not have control over the amount and timing of resources that our business partners devote to ZADAXIN and they have not always performed as or when expected. If they do not perform their obligations as we expect, our development expenses would increase and the development and/or sale of our products could be limited or delayed, which could cause our business to suffer and our stock price to decline. In addition, our relationships with these companies may not be successful. Disputes may arise over ownership rights to intellectual property, know-how or technologies developed with our collaborators, and we may not be able to negotiate similar additional arrangements in the future to develop and commercialize ZADAXIN or other products.

IF WE FAIL TO PROTECT OUR PRODUCTS, TECHNOLOGIES AND TRADE SECRETS, WE MAY NOT BE ABLE TO SUCCESSFULLY USE, MANUFACTURE OR MARKET AND SELL OUR PRODUCTS OR WE MAY FAIL TO ADVANCE OR MAINTAIN OUR COMPETITIVE POSITION.

       Our success depends significantly on our ability to obtain and maintain meaningful patent protection for our products and technologies, to preserve our trade secrets and to avoid infringing on the proprietary rights of third parties. Our pending patent applications may not result in the issuance of patents in the future. Our patent applications may not have priority over others' applications and, even if any patents are issued, they may not provide a competitive advantage to us or may be invalidated or circumvented by our competitors. Others may independently develop similar products or design around patents issued or licensed to us. Patents issued to, or patent applications filed by, other companies could harm our ability to use, manufacture or market our products or maintain our competitive position with respect to our products. Many of our patents relating to ZADAXIN have expired, and we have rights to other patents and patent applications relating to ZADAXIN under exclusive licenses. If we breach the terms of any of these licenses, we could lose our rights to these patents and patent applications.

       Our commercial success also depends in part on us not infringing valid, enforceable patents or proprietary rights of third parties, and not breaching any licenses that may relate to our technologies and products. We are aware of third-party patents that may relate to our products. It is possible that we may unintentionally infringe these patents or other patents or proprietary rights of third parties. We may in the future receive notices claiming infringement from third parties as well as invitations to take licenses under third-party patents. Any legal action against us or our collaborative partners claiming damages and seeking to enjoin commercial activities relating to our products and processes affected by third-party rights may require us or our collaborative partners to obtain licenses in order to continue to manufacture or market the affected products and processes. Our efforts to defend against any of these claims, even if unmeritorious, would require us to devote resources and attention that could have been directed to our operation and growth plans. In addition, these actions may subject us to potential liability for damages. We or our collaborative partners may not prevail in a patent action and any license required under a patent may not be made available on commercially acceptable terms, or at all.

       Pharmaceuticals are either not patentable or have only recently become patentable in some of the countries other than the U.S., in which we have exclusive rights to ZADAXIN. Past enforcement of intellectual property rights in many of these countries has been limited or non-existent. Future enforcement of patents and proprietary rights in many other countries will likely be problematic or unpredictable. Moreover, the issuance of a patent in one country does not assure the issuance of a similar patent in another country. Claim interpretation and infringement laws vary by nation, so the extent of any patent protection is uncertain and may vary in different jurisdictions.

IF WE MAKE ANY ACQUISITIONS, WE WILL INCUR A VARIETY OF COSTS AND MAY NEVER REALIZE THE ANTICIPATED BENEFITS.

       If appropriate opportunities become available, we may attempt to acquire products, product candidates or businesses that we believe fit strategically with our business. We currently have no commitments or agreements with respect to material acquisitions. If we do undertake any transaction of this sort, the process of integrating an acquired product, product candidate or business may result in operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for our ongoing business development plans. Moreover, we may never realize the anticipated benefits of any acquisition. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or impairment of goodwill and amortization or impairment of other intangible assets, which could adversely affect our business, financial condition and results of operations.

WE MAY LOSE MARKET SHARE OR OTHERWISE FAIL TO COMPETE EFFECTIVELY IN THE INTENSELY COMPETITIVE BIOPHARMACEUTICAL INDUSTRY.

       Competition in the biopharmaceutical industry is intense and we expect that competition to increase. Our success depends on our ability to compete. We believe that the principal competitive factors in this industry include the efficacy, safety, price, therapeutic regimen, manufacturing quality assurance, and patents associated with a given drug. Our competitors include biopharmaceutical companies, biotechnology firms, universities and other research institutions, both in the U.S. and abroad, that are actively engaged in research and development of products in the therapeutic areas we are pursuing, particularly hepatitis C, hepatitis B, cancer, and cystic fibrosis. In certain instances, our competitors are currently marketing drugs for hepatitis C, hepatitis B and cancer, or have products in late-stage clinical trials.

       Most of our competitors, particularly large biopharmaceutical companies, have substantially greater financial, technical, regulatory, manufacturing, marketing and human resource capabilities than we do. Most of them also have extensive experience in undertaking the preclinical and clinical testing and obtaining the regulatory approvals necessary to market drugs. Additional mergers and acquisitions in the pharmaceutical industry may result in even more resources being concentrated with our competitors. Principal competitive factors in the pharmaceutical field include efficacy, safety, and therapeutic regimen. Where comparable products are marketed by other companies price is also a competitive factor. Increased competitive pressure could lead to intensified price-based competition resulting in lower prices and margins, which would hurt our operating results.

       We currently rely on sales of ZADAXIN as a treatment for hepatitis C and hepatitis B as our primary source of revenue. However, several large biopharmaceutical companies have substantial commitments to alpha interferon, an approved drug for treating hepatitis B and hepatitis C and to lamivudine, an approved drug to treat hepatitis B. We cannot assure you that we will compete successfully against our competitors or that our competitors, or potential competitors, will not develop drugs or other treatments for hepatitis C, hepatitis B, cystic fibrosis, cancer and other diseases that will be superior to ours. However, in the area of immune system enhancer therapy, we anticipate that our competition for ZADAXIN may be reduced by the fact that ZADAXIN, administered in combination with numerous antiviral and anti-cancer agents, is expected to be complementary rather than competitive to these agents in enhancing the immune system. We believe that we can position ZADAXIN as a complementary rather than competitive drug to many therapies, but cannot guarantee that we will be successful in this endeavor. We expect continuing advancements in and increasing awareness of the use of immune system enhancer therapy to fight cancer and infectious diseases may create new competitors as well as numerous new opportunities for expanded use of ZADAXIN worldwide.

IF THIRD-PARTY REIMBURSEMENT IS NOT AVAILABLE OR PATIENTS CANNOT OTHERWISE PAY FOR ZADAXIN, WE MAY NOT BE ABLE TO SUCCESSFULLY MARKET ZADAXIN.

       Our ability to successfully commercialize our products may depend in part on the extent to which coverage and reimbursement to patients for our products will be available from government health care programs, private health insurers and other third party payors or organizations. Significant uncertainty exists as to the reimbursement status of new therapeutic products, such as ZADAXIN, and we cannot assure you that third party insurance coverage and reimbursement will be available for therapeutic products we might develop. In most of the emerging markets in which we sell ZADAXIN or intend to sell ZADAXIN, reimbursement for ZADAXIN under government or private health insurance programs is not yet widely available. The failure to obtain third-party reimbursement for our products, particularly in the U.S., Europe and Japan, will hurt our business. In the U.S., proposed health care reforms could limit the amount of third-party reimbursement available for our products. We cannot assure you that future additional limitations will not be imposed in the future on drug coverage and reimbursement. In many emerging markets where we have marketing rights to ZADAXIN, government resources and per capita income may be so low that our products will be prohibitively expensive. In these countries, we may not be able to market our products on economically favorable terms, if at all.

       Efforts by governmental and third-party payors to contain or reduce health care costs could cause us to reduce the prices at which we market our drugs, which will reduce our gross margins and may harm our business. Various governments and third-party payors are trying to contain or reduce the costs of health care through various means. We expect that there will continue to be a number of legislative proposals to implement government controls. The announcement of proposals or reforms could cause us to reduce the prices at which we market our drugs, which will reduce our gross margins and may harm our business.

IF THE CURRENT ECONOMIC SLOWDOWN IN THE U.S. CAUSES THE ECONOMIES OF OTHER COUNTRIES, PARTICULARLY THOSE IN ASIA, LATIN AMERICA AND THE MIDDLE EAST TO EXPERIENCE A SLOWDOWN OR RECESSION, OUR BUSINESS WILL SUFFER.

       The U.S. is the world's largest consumer and as such, the current economic slowdown in the U.S. may adversely affect the economies of other countries, including the developing countries in Asia, Latin America and the Middle East from which we derive all of our revenues. If the economic conditions in the U.S. continue or worsen, these developing countries may also experience an economic slowdown or recession, which would likely result in a decrease of sales of ZADAXIN. Any decrease in sales of ZADAXIN would harm our operating results, delay our efforts to achieve profitability, and likely cause our stock price to decline.

IF WE LOSE KEY PERSONNEL OR ARE UNABLE TO ATTRACT AND RETAIN ADDITIONAL, HIGHLY SKILLED PERSONNEL REQUIRED FOR THE EXPANSION OF OUR ACTIVITIES, OUR BUSINESS WILL SUFFER.

       We are highly dependent upon our ability to attract and retain qualified personnel because of the specialized, scientific and international nature of our business. There is intense competition for qualified management, scientific and technical personnel in the pharmaceutical industry, and we may not be able to attract and retain the qualified personnel we need to grow and develop our business globally. In addition, numerous key responsibilities at SciClone are assigned to a small number of individuals. If we are unable to attract and retain qualified personnel as needed or promptly replace those employees who are critical to our product development and commercialization, the development and commercialization of our products would adversely be affected. At this time, we do not maintain "key person" life insurance on any of our key personnel.

WE MAY BE SUBJECT TO PRODUCT LIABILITY LAWSUITS AND OUR INSURANCE MAY BE INADEQUATE TO COVER DAMAGES.

       Clinical trials or marketing of any of our current and potential products may expose us to liability claims from the use of these products. We currently carry product liability insurance. However, we cannot be certain that we will be able to maintain insurance on acceptable terms for clinical and commercial activities or that the insurance would be sufficient to cover any potential product liability claim or recall. If we fail to have sufficient coverage, our business, results of operation and cash flows could be adversely affected.

WE RELY ON A CONTINUOUS POWER SUPPLY TO CONDUCT OUR OPERATIONS, AND CALIFORNIA'S CURRENT ENERGY SITUATION COULD DISRUPT OUR BUSINESS AND INCREASE OUR EXPENSES.

       California has experienced localized energy shortages in recent months. This situation, if it continues, could disrupt our operations and increase our expenses. In the event of an acute power shortage, that is, when power reserves for California fall below 1.5%, electricity providers have on some occasions implemented, and may in the future continue to implement, rolling blackouts. The majority of our operations are located in California; however, we currently do not have backup generators or alternate sources of power in the event of a blackout. If blackouts interrupt our power supply, we would be temporarily unable to continue operations at our facilities. Any such interruption in our ability to continue operations at our facilities could damage our reputation and harm our development efforts, which could adversely affect our business and results of operation.

IF WE ARE UNABLE TO COMPLY WITH ENVIRONMENTAL LAWS AND REGULATIONS, OUR BUSINESS MAY BE HARMED.

       We are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous materials and waste products. We currently maintain a supply of hazardous materials at our facilities. In the event of an accident, we could be liable for any damages that result, and the liability could exceed our resources. While we outsource our research and development programs involving the controlled use of biohazardous materials, if in the future we conduct these programs ourselves, we might be required to incur significant cost to comply with the environmental laws and regulations.

THE PRICE OF OUR COMMON STOCK HAS EXPERIENCED SUBSTANTIAL VOLATILITY AND MAY FLUCTUATE DUE TO FACTORS BEYOND OUR CONTROL.

       As a result of the September 11, 2001 events in Pennsylvania, New York City and Washington, D.C., U.S. and global economies may weaken, which may result in a decrease in our revenues and cause our stock price to decline. It is anticipated that in the wake of these events, U.S. and global capital markets will experience a period of extreme volatility.

       In addition, there has been significant volatility in the market prices for publicly traded shares of pharmaceutical and biotechnology companies, including ours. The following factors may have an adverse impact on the market price of our common stock:

       -      significant negative changes in the major equity market indices;

       - announcements of technical or product developments by us or our competitors;

       -      governmental regulation;

       -      health care legislation;

       - public announcements regarding advances in the treatment of the disease states that we are targeting;

       - public announcements from government officials relating to the biotechnology or pharmaceutical industries;

       -      patent or proprietary rights developments;

       -      changes in third-party reimbursement policies for our products;
              and

       -      fluctuations in our operating results.

       The price of our common stock may not remain at or exceed current levels.

OUR INDEBTEDNESS MAY RESULT IN FUTURE LIQUIDITY PROBLEMS.

       As of June 30, 2001, we had $5.6 million in convertible notes payable, of which $4.0 million were issued in the quarter ended December 31, 2000 and $1.6 million were issued in the quarter ended March 31, 2001. This increased indebtedness has and will continue to impact us by increasing interest expense and making it more difficult to obtain additional financing. The notes are payable five years after issuance unless converted into common stock at the sole discretion of the holder. If we are unable to satisfy our debt service requirements, substantial liquidity problems could result which would negatively impact our future prospects. As of June 30, 2001 we had cash and short-term investments of $20.2 million.

SUBSTANTIAL SALES OF OUR STOCK OR CONVERTIBLE SECURITIES MAY IMPACT THE MARKET PRICE OF OUR COMMON STOCK.

       As of June 30, 2001, stock options for 5,065,696 shares of common stock were outstanding, of which options for 3,105,411 shares were exercisable, and there were warrants exercisable for 1,970,500 shares of common stock outstanding. Two issues of convertible notes payable as of June 30, 2001 were convertible into a total of 684,137 shares of common stock beginning one year from date of issuance of the notes. In addition, the investors were given the right to purchase senior unsecured convertible notes due December 2005 and March 2006. If issued, the additional notes will bear no interest (zero coupon) and will be convertible into 684,137 shares of our common stock. Upon exercise of options or warrants, or conversion of the notes, these issued shares of common stock will be freely tradable.

       Future sales of substantial amounts of our common stock could adversely affect the market price of our common stock. Similarly, if we raise additional funds through the issuance of common stock or securities convertible into or exercisable for common stock, the percentage ownership of our shareholders will be reduced and the price of our common stock may fall.

ISSUING PREFERRED STOCK WITH RIGHTS SENIOR TO THOSE OF OUR COMMON STOCK COULD ADVERSELY AFFECT HOLDERS OF COMMON STOCK.

       Our charter documents give our board of directors the authority to issue additional series of preferred stock without a vote or action by our shareholders. The board also has the authority to determine the terms of preferred stock, including price, preferences and voting rights. The rights of holders of our common stock may be adversely affected by the rights granted to holders of preferred stock. For example, a series of preferred stock may be granted the right to receive a liquidation preference -- a pre-set distribution in the event of a liquidation -- that would reduce the amount available for distribution to holders of common stock. In addition, the issuance of preferred stock could make it more difficult for a third party to acquire a majority of our outstanding voting stock. As a result, common shareholders could be prevented from participating in transactions that would offer an optimal price for their shares.

                                 USE OF PROCEEDS

       Unless otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for working capital and other general corporate purposes, which may include research and development, financing our growth, payment of capital expenditures made in the ordinary course of business, and the repayment of indebtedness outstanding from time to time.

                       RATIO OF EARNINGS TO FIXED CHARGES

       Our ratio of earnings to fixed charges for each of the periods set forth below has been computed on a consolidated basis and should be read in conjunction with the consolidated financial statements, including the notes thereto, and other information set forth in the reports we have filed with the SEC.

                                             SIX MONTHS
                                               ENDED                          FISCAL YEAR ENDED DECEMBER 31,
                                            -------------        -------------------------------------------------------
                                            June 30, 2001        2000      1999          1998         1997          1996
                                            -------------        ----      ----          ----         ----          ----
Ratio of earnings to fixed charges               NM               NM        NM            NM           NM            NM

       We have computed the ratios of earnings to fixed charges by dividing income (loss) before income taxes plus fixed charges less interest capitalized by fixed charges. For the periods presented, fixed charges consisted of interest expensed and capitalized and the estimated portion of rental expense of operating leases that represents interest. Earnings were insufficient to cover fixed charges for the six months ended June 30, 2001 and for the years ended December 31, 2000, 1999, 1998, 1997 and 1996 by approximately $4.4 million, $1.7 million, $5.5 million, $24.2 million, $14.0 million and $14.7 million, respectively.

                           THE SECURITIES WE MAY OFFER

       The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If the information in the prospectus supplement with respect to the particular security being offered differs from the prospectus, you should rely on the information in the prospectus supplement.

       We may sell from time to time, in one or more offerings:

              -      common stock;

              -      preferred stock;

              -      debt securities; and

              -      warrants to purchase any of the securities listed above.

       In this prospectus, we refer to the common stock, preferred stock, debt securities and warrants collectively as "securities." The maximum aggregate dollar amount of all securities that we may issue under this prospectus and all supplements to this prospectus will not exceed $20,000,000.

       If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

       This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

                          DESCRIPTION OF CAPITAL STOCK

       The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus and all supplements to this prospectus. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

AUTHORIZED CAPITAL STOCK

       Our authorized capital stock consists of 75,000,000 shares of common stock and 10,000,000 shares of preferred stock.

       COMMON STOCK

       Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the shareholder. The holders of common stock are entitled to cumulate their votes in electing directors. Subject to preferences to which holders of preferred stock may be entitled, holders of common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock would be entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and any shares of common stock offered by us in this offering, when issued and paid for, will be, fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by the rights of the holders of shares of any series of preferred stock or debt securities, that we may designate and issue in the future.

       PREFERRED STOCK

       Any new series of preferred stock will have the dividend, liquidation, redemption, voting and conversion rights set forth below unless otherwise specified in the applicable prospectus supplement. You should read the prospectus supplement relating to the particular series of preferred stock offered for specific terms, including:

       - the designation, stated value and liquidation preference of the preferred stock and the number of shares offered;

       - the initial public offering price at which the preferred stock will be issued;

       - the dividend rate or rates (or method of calculation), the dividend periods, the date on which dividends will be payable and whether such dividends will be cumulative or noncumulative and, if any dividends are cumulative, the dates from which dividends will begin to accumulate;

       -      any redemption or sinking fund provisions;

       -      any conversion provisions; and

       - any additional rights, preferences, privileges, qualifications, limitations and restrictions of the preferred stock.

       No shares of our preferred stock are currently outstanding. Our preferred stock will, when issued, be fully paid and nonassessable.

       Ranking. We expect that any series of our preferred stock will, with respect to dividend rights and rights on liquidation, winding up or dissolution, rank:

       - senior to all classes of our common stock and to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank junior to that preferred stock;

       - equally with all equity securities issued by us, the terms of which specifically provide that the equity securities will rank equally with that preferred stock; and

       - junior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank senior to that preferred stock.

       Dividends. The holders of our preferred stock will be entitled to receive, when, as and if declared by our board of directors, dividends at such rates and on such dates as will be specified in the applicable prospectus supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable prospectus supplement. Dividends will be payable to the holders of record as they appear on our stock records on such record dates as will be fixed by our board.

       Dividends on any series of our preferred stock may be cumulative or noncumulative, as specified in the applicable prospectus supplement. If the dividends on a series of our preferred stock are noncumulative and our board of directors fails to declare a dividend payable on a dividend payment date, then the holders of such preferred stock will have no right to receive a dividend with respect to the dividend period relating to such dividend payment date, and we will not be obligated to pay the dividend accrued for such period, whether or not dividends on such preferred stock are declared or paid on any future dividend payment dates unless otherwise specified in the applicable prospectus supplement.

       Redemption. The prospectus supplement relating to a series of preferred stock will describe the terms, if any, on which shares of such series may be redeemed.

       Conversion Rights. The prospectus supplement relating to a series of convertible preferred stock will describe the terms, if any, on which shares of such series are convertible into our common stock.

       Rights Upon Liquidation. Unless the applicable prospectus supplement states otherwise, if we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of our preferred stock will be entitled to receive out of our assets available for distribution to shareholders, before any distribution of assets is made to holders of our common stock or any other class or series of shares ranking junior to such preferred stock upon liquidation, liquidating distributions in the amount of the liquidation preference of such preferred stock plus accrued and unpaid dividends (which will not, if such preferred stock is noncumulative preferred stock, include any accumulation in respect of unpaid dividends for prior dividend periods). If we voluntarily or involuntarily liquidate, dissolve or wind up our business and the amounts payable with respect to our preferred stock of any series and any of our other securities ranking equal as to any such distribution are not paid in full, the holders of such preferred stock and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled.

       Voting Rights. If the holders of a series of our preferred stock are entitled to vote and the applicable prospectus supplement does not state otherwise, each such share will be entitled to one vote on matters on which holders of such series of preferred stock are entitled to vote. For any series of our preferred stock having one vote per share, the voting power of such series, on matters on which holders of such series and holders of other series of our preferred stock are entitled to vote as a single class, will depend on the number of shares in such series, not the aggregate stated value, liquidation preference or initial offering price of the shares of such series of preferred stock.

TRANSFER AGENT AND REGISTRAR

       The transfer agent and registrar for our common stock and preferred stock is Chase Mellon Shareholder Services, 50 California Street, San Francisco, California 94111.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

       The debt securities that may be offered by this prospectus consist of unsecured notes, debentures, or other evidences of indebtedness of SciClone. The following description discusses the general terms and provisions of the debt securities that we may offer by this prospectus and is qualified in its entirety by express reference to any specific indenture in a prospectus supplement. The particular terms of the debt securities offered by a prospectus supplement will be described in that supplement, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus. Accordingly, for a description of the terms of any series of debt securities, reference must be made to both the description of the debt securities in this prospectus and any prospectus supplement.

       As required by U.S. federal law for all bonds and notes of companies that are publicly offered, a document called an "indenture" will govern any debt securities that we may issue. An indenture is a contract between us and a financial institution acting as trustee on your behalf.

       General terms and provisions of debt securities may include, among other things and to the extent applicable, the following:

              -      the title of the debt securities;

              - any limit on the aggregate principal amount of the debt securities;

              - the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

              - the date or dates on which the principal of the debt securities will be payable;

              - the rate or rates at which the debt securities will bear interest, if any, and the date or dates from which interest will accrue;

              - the dates on which interest will be payable and the regular record dates for interest payment dates;

              - the place or places where the principal of and any premium and interest on the debt securities will be payable;

              - the period or periods, if any, within which, and the price or prices at which, the debt securities may be redeemed, in whole or in part, at our option;

              - the obligation, if any, we have to redeem or purchase the debt securities pursuant to sinking fund or similar provisions and the terms and conditions of any such redemption or purchase;

              - the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

              - the currency or currencies or currency units, if other than currency of the United States of America, in which payment of the principal of and any premium or interest on the debt securities will be payable, and the terms and conditions of any elections that may be made available with respect thereto;

              - any index or formula used to determine the amount of payments of principal of and any premium or interest on the debt securities;

              -      whether the debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary, if any, for the global securities;

              - the terms and conditions, if any, pursuant to which the debt securities are convertible into or exchangeable for our common stock or other securities or any other person; and

              - the principal amount, or any portion of the principal amount, of the debt securities which will be payable upon any declaration of acceleration of the maturity of the debt securities pursuant to an event of default.

       We may issue debt securities at a discount from their stated principal amount. Federal income tax considerations and other special considerations applicable to any debt security issued at an original issue discount (an "original issue discount security") may be described in an applicable prospectus supplement.

       If the purchase price of any series of the debt securities is payable in a foreign currency or currency unit or if the principal of or any premium or interest on any series of the debt securities is payable in a foreign currency or currency unit, the restrictions, elections, general tax considerations, specific terms, and other information with respect to the debt securities and the applicable foreign currency or currency unit will be set forth in an applicable prospectus supplement.

       Unless otherwise indicated in an applicable prospectus supplement:

              - the debt securities will be issued only in fully registered form (without coupons) in denominations of $1,000 or integral multiples thereof; and

              - payment of principal, premium, if any, and interest on the debt securities will be payable, and the exchange, conversion, and transfer of debt securities will be registerable, at our office or agency maintained for those purposes and at any other office or agency maintained for those purposes. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

GLOBAL SECURITIES

       The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary or its nominee identified in an applicable prospectus supplement. Unless and until it is exchanged in whole or in part for debt securities in registered form, a global security may not be registered for transfer or exchange except:

              -      by the depositary to a nominee of the depositary;

              - by a nominee of the depositary to the depositary or another nominee of the depositary;

              - by the depositary or any nominee of the depositary to a successor depositary or a nominee of the successor depositary; or

              - in any other circumstances described in an applicable prospectus supplement.

       The specific terms of the depositary arrangement with respect to any debt securities to be represented by a global security will be described in an applicable prospectus supplement. We expect that the following provisions will apply to depositary arrangements and any applicable modifications or additions to such provisions will be described in a prospectus supplement.

           Unless otherwise specified in an applicable prospectus supplement, we anticipate that any global security that represents debt securities will be registered in the name of the depositary or its nominee. Upon the deposit of a global security with or on behalf of the depositary for the global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that are participants in such system. The accounts to be credited will be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us.

           Ownership of beneficial interests in debt securities represented by a global security will be limited to participants in the book-entry registration and transfer system of the applicable depositary or persons that may hold interests through those participants. Ownership of those beneficial interests by participants will be shown on, and the transfer of ownership will be effected only through, records maintained by the depositary or its nominee for such global security. Ownership of such beneficial interests by persons that hold through such participants will be shown on, and the transfer of such ownership will be effected only through, records maintained by the participants. The laws of some jurisdictions require that specified purchasers of securities take physical delivery of their securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.

           So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Unless otherwise specified in an applicable prospectus supplement, owners of beneficial interests in the global security will not be entitled to have any of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in certificated form, and will not be considered the owners or holders of the debt securities for any purpose under the indenture. Accordingly, each person owning a beneficial interest in debt securities represented by a global security must rely on the procedures of the applicable depositary and, if the person is not a participant in the book-entry registration and transfer system of the applicable depositary, on the procedures of the participant through which the person owns its interest, to exercise any rights of an owner or holder of debt securities under the indenture.

           We understand that, under existing industry practices, if an owner of a beneficial interest in debt securities represented by a global security desires to give any notice or take any action that an owner or holder of debt securities is entitled to give or take under the indenture:

               - the applicable depositary would authorize its participants to give the notice or take the action; and

               - the participants would authorize persons owning the beneficial interests through the participants to give the notice or take the action or would otherwise act upon the instructions of the persons owning the beneficial interests.

           Principal of and any premium and interest on debt securities represented by a global security will be payable in the manner described in an applicable prospectus supplement. Payment of principal of, and any premium or interest on, debt securities represented by a global security will be made to the applicable depository or its nominee, as the case may be, as the registered owner or the holder of the global security. None of SciClone, the trustee, any paying agent, or the registrar for debt securities represented by a global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in those debt securities or for maintaining, supervising, or reviewing any records relating to those beneficial ownership interests.

COVENANTS.

           Any covenants that apply to a particular series of debt securities will be described in the prospectus relating such issuance. We will likely be subject to the following covenants in the event we issue any debt securities:

           Maintenance of Office or Agency. We will likely be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.

           Paying Agents, Etc. If we act as our own paying agent with respect to any series of debt securities, on or before each due date of the principal of or interest on any of the debt securities of that series, we anticipate that we will be required to segregate and hold in trust for the benefit of the persons entitled to payment a sum sufficient to pay the amount due and to notify the trustee promptly of its action or failure to act. If we have one or more paying agents for any series of debt securities, prior to each due date of the principal of or interest on any debt securities of that series, it will be required to deposit with a paying agent a sum sufficient to pay the amount due and, unless the paying agent is the trustee, to promptly notify the trustee of its action or failure to act. All moneys paid by us to a paying agent for the payment of principal of or interest on any debt securities that remain unclaimed for two years after the principal or interest has become due and payable may be repaid to us, and thereafter the holder of those debt securities may look only to SciClone for payment thereof.

           Payment of Taxes and Other Claims. In connection with the issuance of a debt security, we anticipate that we will have to pay and discharge, before the same become delinquent:

               - all taxes, assessments, and governmental charges levied or imposed upon us or any of our subsidiaries or their properties; and

               - all claims that if unpaid would result in a lien on our property or the properties of our subsidiaries and have a material adverse effect on our business, assets, financial condition, or results of operations and our subsidiaries, taken as a whole (a "Material Adverse Effect");

unless, in either case, the same are being contested by proper proceedings and for which adequate reserves are maintained in accordance with generally accepted accounting principles.

           Maintenance of Properties. We will likely be required to cause all properties used in our business or any of our subsidiaries to be maintained and kept in good condition, repair, and working order and to make any necessary renewals, replacements, and improvements to such properties, except to the extent that the failure to do so would not have a Material Adverse Effect.

           Existence. We may be required to, and may be required to cause our subsidiaries to, preserve and keep in full force and effect their existence, charter rights, statutory rights, and franchises, except to the extent that the failure to do so would not have a Material Adverse Effect.

           Compliance with Laws. We may also be required to, and may also be required to cause our subsidiaries to, comply with all applicable laws to the extent that the failure to do so would have a Material Adverse Effect.

           Restrictive Covenants. Any restrictive covenants, including covenants regarding our operations and financial affairs, applicable to any series of debt securities will be described in an applicable prospectus supplement.

EVENTS OF DEFAULT.

           The following may be considered an "Event of Default" under an indenture with respect to debt securities of any series:

           (1) failure to pay principal of or premium, if any, on any debt security of that series when due;

           (2) failure to pay any interest on any debt security of that series when due, which failure continues for 30 calendar days;

           (3) if a sinking fund is required in connection with the issuance of the debt securities, then the failure to make any sinking fund payment when and as due by the terms of any debt security of that series;

           (4) failure to perform, or breach of, any other covenant of SciClone in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), which failure or breach continues for 60 calendar days after written notice thereof has been given to us as provided in the indenture;

           (5) any nonpayment at maturity or other default, beyond any applicable grace period, under any agreement or instrument relating to any other indebtedness of SciClone, the unpaid principal amount of which is not less than $100.0 million, which default results in the acceleration of the maturity of the indebtedness prior to its stated maturity or occurs at the final maturity thereof;

           (6) specified events of bankruptcy, insolvency, or reorganization involving SciClone; and

           (7) any other Event of Default provided with respect to debt securities of that series.

           Pursuant to the Trust Indenture Act, the trustee is required, within 90 calendar days after the occurrence of a default in respect of any series of debt securities, to give to the holders of the debt securities of that series notice of all uncured defaults known to it, except that:

               - in the case of a default in the performance of any covenant of the character contemplated in clause (4) above, no notice will be given until at least 30 calendar days after the occurrence of the default; and

               - other than in the case of a default of the character contemplated in clause (1), (2), or (3) above, the trustee may withhold notice if and so long as it in good faith determines that the withholding of notice is in the interests of the holders of the debt securities of that series.

           If an Event of Default described in clause (6) above occurs, the principal of, premium, if any, and accrued interest on the debt securities of that series will likely become immediately due and payable without any declaration or other act on the part of the trustee of any holder of the debt securities of that series. If any other Event of Default with respect to debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under specified circumstances, rescind and annul such acceleration. For more information, please see "-- Modification and Waiver" below.

           Subject to the duty of the trustee to act with the required standard of care during an Event of Default, the trustee may have no obligation to exercise any of its rights or powers under the indenture at the request or direction of the holders of debt securities, unless holders of debt securities shall have offered to the trustee reasonable security or indemnity. Subject to the provisions of the indenture, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

           We anticipate that each indenture may impose limitations on suits brought by holders of debt securities against us. A holder of a debt security of any series will unlikely have any right to institute any proceeding against us with respect to the indenture or for any remedy thereunder unless:

               - the holder has previously given to the trustee written notice of a continuing Event of Default;

               - the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the same series have requested that the trustee institute a proceeding in respect of the Event of Default;

               - the holder or holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee;

               - the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of the same series a direction inconsistent with the request; and

               - the trustee has failed to institute the proceeding within 60 calendar days.

           However, the limitations described above will unlikely apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and interest on such debt security on or after the applicable due dates for such principal and interest.

           We may be required to furnish to the trustee annually a statement as to the performance of its obligations under the indenture and as to any default in its performance.

           Any additional Events of Default with respect to any series of debt securities, and any variations from the foregoing Events of Default applicable to any series of debt securities, will be described in an applicable prospectus supplement.

MODIFICATION AND WAIVER

           In general, modifications and amendments of an indenture may be made by us and the trustee with the consent of the holders of not less than a majority in principal amount of the debt securities of each series affected thereby. However, no modification or amendment of an indenture may, without the consent of the holder of each debt security affected thereby:

               - change the stated maturity of, or any installment of principal of, or interest on, any debt security;

               - reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption of, any debt security;

               - reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

               - change the place or currency of payment of principal of, or premium, if any, or interest on any debt security;

               - impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity or prepayment date thereof; or

               - reduce the percentage in principal amount of debt securities of any series required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

           The holders of at least a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with specified covenants of the indenture. In addition, the holders of at least a majority of the principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default under the indenture with respect to that series, except:

               - a default in the payment of the principal of, or premium, if any, or interest on, any debt security of that series; or

               - a default of a provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series.

DEFEASANCE

           Unless otherwise specified in a prospectus supplement applicable to a particular series of debt securities and except as described below, upon compliance with the applicable requirements described below, SciClone:

            (1) will be deemed to have been discharged from its obligations with respect to the debt securities of that series; or

            (2) will be released from its obligations to comply with the covenants described under "-- Covenants" above with respect to the debt securities of that series, and the occurrence of an event described in any of clauses (3),

(4), and (5) under "-- Events of Default" above will no longer be an Event of Default with respect to the debt securities of that series except to the limited extent described below.

           Following any defeasance described in clause (1) or (2) above, we will continue to have specified obligations under the indenture, including obligations to register the transfer or exchange of debt securities of the applicable series; replace destroyed, stolen, lost, or mutilated debt securities of the applicable series; maintain an office or agency in respect of the debt securities of the applicable series; and hold funds for payment to holders of debt securities of the applicable series in trust. In the case of any defeasance described in clause (2) above, any failure by us to comply with our continuing obligations may constitute an Event of Default with respect to the debt securities of the applicable series as described in clause (4) under "-- Events of Defaults" above.

           In order to effect any defeasance described in clause (1) or (2) above, the indenture may provide that we will likely be required to irrevocably deposit with the trustee, in trust, money or specified government obligation, or depositary receipts therefor, that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay all of the principal and premium, if any, and interest on the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities. In addition:

               - no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under an indenture shall have occurred and be continuing on the date of such deposit;

               - no Event of Default described in clause (6) under "-- Events of Default" above or event that with the giving of notice or lapse of time, or both, would become an Event of Default described in such clause (6) shall have occurred and be continuing at any time on or prior to the 90th calendar day following the date of deposit;

               - in the event of any defeasance described in clause (1) above, we shall have delivered an opinion of counsel, stating that (a) we have received from, or there has been published by, the IRS a ruling or (b) there has been a change in applicable federal law, in either case to the effect that, among other things, the holders of the debt securities of such series will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred; and

               - in the event of any defeasance described in clause (2) above, we shall have delivered an opinion of counsel to the effect that, among other things, the holders of the debt securities of such series will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred.

           If we fail to comply with our remaining obligations under the indenture with respect to the debt securities of the applicable series following a defeasance described in clause (2) above and the debt securities of that series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such Event of Default. However, we will remain liable in respect of such payments.

SATISFACTION, DISCHARGE AND REDEMPTION

           Unless otherwise specified in a prospectus supplement applicable to a particular series of debt securities, we, at our option, may satisfy and discharge an indenture (except for our specified obligations and the trustee, including, among others, the obligations to apply money held in trust) when:

           (1) either:

               (a) all our debt securities previously authenticated and delivered under the indenture (subject to specified exceptions relating to debt securities that have otherwise been satisfied or provided for) have been delivered to the trustee for cancellation; or

               (b) all our debt securities not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and we have deposited or caused to be deposited with the trustee as trust funds for such purpose an amount sufficient to pay and discharge the entire indebtedness on such debt securities, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be.

            (2) We paid or caused to be paid all other sums payable under the indenture by us; and

            (3) We have delivered to the trustee an officer's certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the indenture have been satisfied.

           The indenture may contain conditions regarding our ability to redeem debt securities and restrictions on such ability.

LIMITATIONS ON MERGER AND OTHER TRANSACTIONS

           Unless otherwise specified in a prospectus supplement applicable to a particular series or debt securities, prior to the satisfaction and discharge of an indenture, it is unlikely that we may consolidate with or merge with or into any other person, or transfer all or substantially all of its properties and assets to another person unless:

            (1) either:

               (a) we are the continuing or surviving person in the consolidation or merger; or

               (b) the person (if other than SciClone) formed by the consolidation or into which we are merged or to which all or substantially all of our the properties and assets are transferred is a corporation organized and validly existing under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes, by a supplemental indenture, all our obligations under the debt securities and the indenture.

            (2) immediately after the transaction and the incurrence or anticipated incurrence of any indebtedness to be incurred in connection therewith, no Event of Default exists; and

            (3) an officer's certificate is delivered to the trustee to the effect that both of the conditions set forth above have been satisfied and an opinion of outside counsel has been delivered to the trustee to the effect that the first condition set forth above has been satisfied.

           The continuing, surviving, or successor person will succeed to and be substituted for SciClone with the same effect as if it had been named in the indenture as a party thereto, and thereafter the predecessor person will be relieved of all obligations and covenants under the indenture and the debt securities.

REGARDING THE TRUSTEE

           The indenture will likely contain specified limitations on the right of the trustee, should it become our creditor within three months of, or subsequent to, a default by us to make payment in full of principal of or interest on any series of debt securities issued pursuant to an indenture when and as the same becomes due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However, the trustee's rights as a creditor of SciClone will not be limited if the creditor relationship arises from, among other things:

               - the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the trustee;

               - specified advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the indenture;

               - disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian, or paying agent or in any other similar capacity;

               - indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

               - the acquisition, ownership, acceptance, or negotiation of specified drafts, bills of exchange, acceptances, or other obligations.

           The indenture may not prohibit the trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the trustee acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939 and there is an Event of Default with respect to any series of debt securities, then the indenture may provide that the trustee must eliminate the conflict or resign.

                             DESCRIPTION OF WARRANTS

           The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

GENERAL

           We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and debt securities, and the warrants may be attached to or separate from these securities.

           Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

           We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

               - the offering price and aggregate number of warrants offered;

               -     the currency for which the warrants may be purchased;

               - if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

               - if applicable, the date on and after which the warrants and the related securities will be separately transferable;

               - in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

               - in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

               - the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

               -     the terms of any rights to redeem or call the warrants;

               - any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

               - the dates on which the right to exercise the warrants will commence and expire;

               - the manner in which the warrant agreement and warrants may be modified;

               - federal income tax consequences of holding or exercising the warrants;

               - the terms of the securities issuable upon exercise of the warrants; and

               - any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

           Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

               - in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

               - in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

EXERCISE OF WARRANTS

           Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. pacific time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

           Holders of the warrants may exercise the warrants by delivering the warrant to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

           Upon timely receipt of the required payment and the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the shares underlying the warrant are exercised, then we will issue a new warrant for the remaining number of shares. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

ENFORCEABILITY OF RIGHTS BY HOLDERS OF WARRANTS

           Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

                              PLAN OF DISTRIBUTION

           We may sell the securities in any one or more of the following ways:

               -     through one or more underwriters;

               -     through one or more dealers or agents;

               -     directly to one or more purchasers; or

               -     through a combination of any such methods.

           We may distribute the securities from time to time in one or more transactions either (i) at a fixed price or prices, which may be changed, (ii) at market prices prevailing at the time of sale, (iii) at prices related to the prevailing market prices, or (iv) at negotiated prices.

           We will set forth in a prospectus supplement the terms of the offering of securities, including:

               -     the name or names of any agents or underwriters;

               - the purchase price of the securities being offered and the proceeds we will receive from the sale;

               - the name of any selling stockholders and amount of common stock sold;

               - the number of shares of our common stock owned by the selling stockholders and any affiliations with us;

               - any over-allotment options under which underwriters may purchase additional securities from us or the selling stockholders;

               - any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

               -     any public offering price;

               - any discounts or concessions allowed or reallowed or paid to dealers; and

               - any securities exchanges on which the securities may be listed.

AGENTS

           We may designate agents to solicit offers to purchase from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involving the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth in the prospectus supplement. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment or on a continuing basis.

UNDERWRITERS

           If we use underwriters for a sale of securities, we will execute an underwriting agreement with those underwriters relating to the securities that we offer. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions. The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act of 1933. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers.

           Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act of 1933. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

           Any underwriter may engage in over-allotment transactions, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

DEALERS

           If we use dealers for a sale of securities, we will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

DIRECT SALES

           We may also sell securities directly to one or more purchasers without using underwriters, dealers or agents.

TRADING MARKETS AND LISTING OF SECURITIES

           Other than our common stock and unless otherwise specified in a prospectus supplement, each class or series of securities will be a new issue with no established trading market. We may elect to list any other class or series of securities on any exchange or trading market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

                                  LEGAL MATTERS

           The validity of the securities offered will be passed upon for SciClone by Gray Cary Ware & Freidenrich LLP, Palo Alto, California.

                                     EXPERTS

           Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

           The following table sets forth the various expenses payable by us in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except for the Securities and Exchange Commission registration fee and the Nasdaq listing application fee.

                                                                              TO BE
                                                                             PAID BY
                                                                          THE REGISTRANT
                                                                          --------------
Securities and Exchange Commission registration fee .......................   $ 5,000
Nasdaq National Market additional shares listing application fee ..........     2,500
Accounting fees and expenses ..............................................    15,000
Printing expenses .........................................................     5,000
Transfer agent and registrar fees and expenses ............................     5,000
Legal fees and expenses ...................................................    15,000
Miscellaneous expenses ....................................................       500
                                                                              -------
           Total ..........................................................   $48,000
                                                                              =======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           As permitted by Section 204 of the California Corporations Code (the "CCC"), our Articles of Incorporation provide that each person who is or was or who had agreed to become a director or officer of SciClone or who had agreed at the request of SciClone's Board of Directors or an officer of SciClone to serve as an employee or agent of SciClone or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by us to the full extent permitted by the CCC or any other applicable laws. Such Articles of Incorporation also provide that no amendment or repeal of such Articles shall apply to or have any effect on the right to indemnification permitted or authorized thereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.

           Our Bylaws provide that we shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or interstate was or is a director, officer or employee of SciClone or any predecessor of SciClone or serves or served any other enterprise as a director, officer or employee at the request of the SciClone or an predecessor of SciClone. Our Bylaws also provide that we may enter into one or more agreements with any person which provides for indemnification greater or different than that provided in such Articles of Incorporation.

           We have entered into indemnification agreements with our directors and certain of our officers.

           We intend to purchase and maintain insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against him and incurred by him in any such capacity, subject to certain exclusions.

           At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or other agents in which indemnification is being sought. We are not aware of any threatened litigation that may result in a claim for indemnification by any of our directors, officers, employees or other agents.

ITEM 16.  EXHIBITS.

           The following exhibits are filed with this Registration Statement:

    EXHIBIT
    NUMBER                           EXHIBIT TITLE
    -------    -----------------------------------------------------------------
     1.1       Form of Underwriting Agreement.*

     3(i).1 Restated Articles of Incorporation. Incorporated by reference from SciClone's Registration Statement on Form S-1, declared effective by the Commission on March 17, 1992.

     3(i).2    Certificate of Amendment of Restated Articles of Incorporation.
               Incorporated by reference form SciClone's current report on Form
               8-K filed August 3, 1993.

     3(i).3 Certificate of Determination. Incorporated by reference from SciClone's current report on Form 8-K filed October 14, 1997.

     3(ii).1 Amended and Restated Bylaws of SciClone. Incorporated by reference to Exhibit 3(ii).1 to the SciClone's current report on Form 8-K filed September 17, 2001.

     4.3       Form of Indenture.*

     4.4       Form of Debt Security.*

     4.5       Form of Warrant.*

     4.6       Form of Warrant Agreement.*

     5.1       Opinion of Gray Cary Ware & Freidenrich LLP, counsel to SciClone.

     12.1      Statement regarding computation of ratios.

     23.1      Consent of Ernst & Young LLP, independent auditors.

     23.2      Consent of Gray Cary Ware & Freidenrich LLP (filed with Exhibit
               5.1).

     24.1      Power of Attorney (included as page II-4).

---------------

* To be filed, as applicable to a particular offering of securities, by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.


ITEM 17.  UNDERTAKINGS.

           The undersigned registrant hereby undertakes:

           We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of SciClone pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

           We hereby undertake that:

           (a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

           (b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, SciClone Pharmaceuticals, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 5th day of November, 2001.

                                      SCICLONE PHARMACEUTICALS, INC.


                                      By:/s/ Donald R. Sellers
                                         _______________________________________
                                         Donald R. Sellers
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

           Each of the officers and directors of SciClone Pharmaceuticals, Inc. whose signature appears below hereby constitutes and appoints Donald R. Sellers and Richard A. Waldron his true and lawful attorneys and agents, with full power of substitution, and with power to act alone, to sign on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-3 (including post-effective amendments) and any and all new registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to perform any acts necessary to file such amendments or registration statements, with exhibits thereto and other documents in connection therewith, and each of the undersigned does hereby ratify and confirm his signature as it may be signed by his said attorneys and agents to any and all such documents and all that said attorneys and agents, or their substitutes, shall do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 5, 2001 by the following persons in the capacities and on the dates indicated.

            SIGNATURE                                      TITLE                                    DATE

/s/ Donald R. Sellers                     President, Chief Executive Officer and Director     November 5, 2001
---------------------------------
Donald R. Sellers

/s/ Richard A. Waldron                    Chief Financial Officer and Secretary               November 5, 2001
---------------------------------
Richard A. Waldron

/s/ Jere E. Goyan, Ph.D.                  Chairman of the Board and Director                  November 5, 2001
---------------------------------
Jere E. Goyan, Ph.D.

/s/ John D. Baxter                        Director                                            November 5, 2001
---------------------------------
John D. Baxter, M.D.

/s/ Edwin C. Cadman, M.D.                 Director                                            November 5, 2001
---------------------------------
Edwin C. Cadman, M.D.

/s/ Rolf H. Henel                         Director                                            November 5, 2001
---------------------------------
Rolf H. Henel

/s/ Jon S. Saxe                           Director                                            November 5, 2001
---------------------------------
Jon S. Saxe

/s/ Dean S. Woodman                       Director                                            November 5, 2001
---------------------------------
Dean S. Woodman

                                  EXHIBIT INDEX

  EXHIBIT
  NUMBER                             EXHIBIT TITLE
  ------       -----------------------------------------------------------------
   1.1         Form of Underwriting Agreement.*

   3(i).1 Restated Articles of Incorporation. Incorporated by reference from SciClone's Registration Statement on Form S-1, declared effective by the Commission on March 17, 1992.

   3(i).2      Certificate of Amendment of Restated Articles of Incorporation.
               Incorporated by reference form SciClone's current report on Form
               8-K filed August 3, 1993.

   3(i).3 Certificate of Determination. Incorporated by reference from SciClone's current report on Form 8-K filed October 14, 1997.

   3(ii).1 Amended and Restated Bylaws of SciClone. Incorporated by reference to Exhibit 3(ii).1 to the SciClone's current report on Form 8-K filed September 17, 2001.

   4.3         Form of Indenture.*

   4.4         Form of Debt Security.*

   4.5         Form of Warrant.*

   4.6         Form of Warrant Agreement.*

   5.1         Opinion of Gray Cary Ware & Freidenrich LLP, counsel to SciClone.

   12.1        Statement regarding computation of ratios.

   23.1        Consent of Ernst & Young LLP, independent auditors.

   23.2        Consent of Gray Cary Ware & Freidenrich LLP (filed with Exhibit
               5.1).

   24.1        Power of Attorney (included as page II-4).

---------------

* To be filed, as applicable to a particular offering of securities, by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.